EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective  as  of  the  24th   day  of  February,  2015,  by  and  among  BLUE  EARTH,  INC.,  a  Nevada corporation (the “Issuing Borrower”), BLUE EARTH TECH, INC., a Nevada corporation, BLUE EARTH GENERATOR, INC. (f/k/a Blue Earth Energy Management, Inc.), a Nevada corporation, BLUE EARTH FINANCE, INC., a Nevada corporation, BLUE EARTH ENERGY MANAGEMENT SERVICES, INC. (f/k/a Castrovilla, Inc.), a California corporation, BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation, ECOLEGACY GAS & POWER, LLC, a California limited liability company, BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC. (f/k/a Intelligent Power, Inc.), an Oregon corporation, BLUE EARTH ENERGY POWER SOLUTIONS, LLC (f/k/a Millennium Power Solutions, LLC), an Oregon limited liability company, BLUE EARTH CHP, INC. (f/k/a IPS Power Engineering, Inc.), a Utah corporation, MAILI PV 01, LLC, a Hawaii limited liability company (“Maili”), and SUMTER HEAT & POWER,  LLC,  a  Nevada limited  liability company (“Sumter”)(each of the foregoing, including the Issuing Borrower, Maili, and Sumter, hereinafter sometimes individually referred to as a “Borrower” and all such entities, including the Issuing Borrower and Maili, sometimes hereinafter collectively referred to as “Borrowers”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrowers (excluding Maili and Sumter) and the Lender executed that certain Credit Agreement dated as of January 31, 2013, but made effective as of February 22, 2013, as amended by that certain First Amendment to Credit Agreement dated as of September 11, 2013 (collectively, as further amended, supplemented, renewed or modified from time to time, the “Credit Agreement”); and

WHEREAS,  pursuant  to  the  Credit  Agreement,  the  Borrowers  (except  Maili  and  Sumter) executed and delivered to Lender that certain Replacement Revolving Note dated as of September 11, 2013, in the original face amount of Four Million Dollars ($4,000,000) (the “Existing Revolving Note”); and

WHEREAS, in connection with the Credit Agreement and the Existing Revolving Note, the Borrowers (except Maili and Sumter) executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrowers’ obligations under the Credit Agreement and the Existing Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) a Security Agreement dated as of January 31, 2013, but made effective as of February 22, 2013, from the Borrowers (excluding Maili) in favor of the Lender (the “Security Agreement”), pursuant to which the Lender has a continuing, perfected, first-priority security interest encumbering all of the “Collateral” (as such term is defined in the Security Agreement) of each of the Borrowers (excluding Maili and Sumter); (ii) a Validity Guaranty dated as of January 31, 2013, but made effective as of February 22, 2013, from Johnny R. Thomas in favor of Lender

(the “Validity Guaranty”); and (iii) various UCC-1 Financing Statements naming the Borrowers (excluding Maili and Sumter), as debtors, and Lender, as secured party, filed with various jurisdictions, respectively and as applicable, where the Borrowers are organized or incorporated (the “UCC-1’s  ”), among other Loan Documents; and

WHEREAS, as of the date of this Amendment: (i) the Credit Agreement has a Revolving Loan Commitment available of $4,000,000; and (ii) the amount of all Obligations outstanding under the Credit Agreement and all other Loan Documents is zero; and

WHEREAS, the Borrowers desire, and Lender is amenable to making, an additional Revolving Loan to Borrowers in the amount of Three Million Dollars ($3,000,000)(the “Additional Advance”); and

WHEREAS, the parties desire to provide for the repayment of the Additional Advance and all other Obligations of the Borrowers under the Credit Agreement and all other Loan Documents, by aggregating all of such Obligations, and replacing, amending and restating the Existing Revolving Note in its  entirety  into  a  newly  issued  promissory  note  in  the  form  attached  hereto  as   Exhibit   “A”   (the “Amended and Restated Note”), which Amended and Restated Note shall be for the aggregate amount of the Additional Advance and all such Obligations, and the parties desire to enter into  certain other agreements as more specifically set forth herein; and

WHEREAS, except with respect to the Issuing Borrower, Maili and Sumter, the remaining Borrowers referenced in the Preamble hereof (the “Unsecured Subsidiaries”) are a party to this Amendment solely for the purpose of properly amending the terms of the Credit Agreement, and for the avoidance of doubt, the Borrowers and Lender desire to confirm and agree that none of the assets of the Unsecured Subsidiaries are Collateral under the Credit Agreement or the Security Agreement as of the date hereof; and

WHEREAS, Maili and Sumter, each a wholly-owned Subsidiary of the Issuing Borrower, are each to be joined into the Credit Agreement and all other Loan Documents as a “Borrower,” “Debtor,” and a “Credit Party” thereunder, as applicable, and in that regard, each of Maili and Sumter desire to consent to and agree to become a Borrower, Debtor, and Credit Party under the Credit Agreement and all other Loan Documents, and to be bound by each and every term, provision, covenant, representation, warranty and condition in the Credit Agreement and all other Loan Documents, all as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.  Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.  Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein.  In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.  The parties hereby agree that the terms “Collateral” (as used and defined in the Credit Agreement and the Security Agreement) and “Included Projects” shall have the meaning given to such terms on the amended and restated  Exhibit B-1 attached hereto, which shall replace in all respects the Exhibit B previously attached to the Credit Agreement.   In addition, the term “Excluded Projects” shall have the meaning given to such term on  Exhibit B-2 attached hereto.  For the avoidance of doubt, the Excluded Projects shall not serve as Collateral for the Additional Advance.

3.  Conflicts.   In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.  Maili and Sumter as Additional Borrowers.

(a)        Consent and Agreement.  Each of Maili and Sumter do hereby consent and agree that effective as of the date of this Amendment, Maili and Sumter each is and shall be a “Borrower,” “Debtor,” and “Credit Party” under the Credit Agreement and all other Loan Documents, as applicable, and each of Maili and Sumter do hereby agree to be bound by each and every term, provision, covenant, representation, warranty and condition made by a Borrower, Debtor, or Credit Party under the Credit Agreement and all other Loan Documents, as if each of the Loan Documents was specifically executed by Maili and Sumter, and as if each and every one of such terms, provisions, covenants, representations, warranties and conditions was set forth and re-made in their entirety in this Amendment by Maili and Sumter.  In furtherance of the foregoing, each of Maili and Sumter hereby acknowledges, represents, warrants and confirms to Lender that the Credit Agreement and each of the Loan Documents are valid and binding obligations of Maili and Sumter, respectively and as applicable, enforceable against Maili and Sumter in accordance with their respective terms.

(b)        Security Agreement.   Each of Maili and Sumter hereby expressly agrees that effective as of the date of this Amendment, Maili and Sumter each is and shall be a Debtor under the Security Agreement, and each of Maili and Sumter does hereby agree to be bound by each and every term, provision, covenant, representation, warranty and condition made by a Debtor under the Security Agreement, as if the Security Agreement was specifically executed by Maili and Sumter, and as if each and every one of such terms, provisions, covenants, representations, warranties and conditions was set forth and re-made in their entirety in this Amendment by Maili and Sumter.  In furtherance of the foregoing, each of Maili and Sumter hereby agrees and acknowledges that the term “Collateral” (as defined in the Security Agreement), shall have the meaning given to such term on the amended and restated  Exhibit B-1 attached hereto.  Notwithstanding anything to the contrary contained in the Security Agreement, it is hereby acknowledged and agreed that as of the date hereof, Lender has no security interest or Lien on any of the assets or equity interests of the Unsecured Subsidiaries.

(c)        Execution of Additional Documents.  Each of Maili and Sumter hereby agrees to execute and deliver to Lender any and all other documents or instruments required to be executed by Lender to evidence Maili’s and Sumter’s joinder as a Borrower, Debtor and Credit Party under the Credit Agreement and all other Loan Documents, and to provide to Lender any organizational and authority documents required or requested by Lender.

(d)        Additional Confirmations - Maili.   Maili does hereby represent, warrant and covenant to and for the benefit of Lender as follows: (i) that there are no Liens or security interests of any nature or kind granted by Maili or encumbering or affecting any of the Collateral of Maili in favor of any other Person; (ii) that Maili owns and has good title to, or has valid leasehold interests in, all property and assets comprising or otherwise used or needed to construct and operate the “Solar Facility” (as such term is defined in the Membership Interest Purchase Agreement dated October 27, 2014 by and between Sun Financial, LLC (“Sun Financial”), as buyer, and Issuing Borrower, as seller (the “Purchase Agreement”)); and (iii) that the Solar Facility is being developed and constructed only by and through Maili, and no part of the Solar Facility, or the assets or property to construct same, or the revenues to be generated therefrom, are owned by any other Person other than Maili or shall be assigned or transferred to any other Person (except for the sale thereof under the Purchase Agreement).

(e)        Additional Confirmations - Sumter.  Sumter does hereby represent, warrant and covenant to and for the benefit of Lender as follows: (i) that there are no Liens or security interests of any nature or kind granted by Sumter or encumbering or affecting any of the Collateral of Sumter in favor of any other Person; (ii) that Sumter owns and has good title to, or has valid leasehold interests in, all property and assets comprising or otherwise used or needed to construct and operate the “CHP Plant” (as hereinafter defined); and (iii) that the CHP Plant is being developed, constructed, and operated only by and through Sumter, and no part of the CHP Plant, or the assets or property to construct and operate same, or the revenues generated therefrom, are owned by any other Person other than Sumter or shall be assigned or transferred to any other Person.  For purposes of this Amendment, the term “CHP Plant” shall mean that certain CHP Plant being developed and constructed and to be operated by Sumter on the site of the Pilgrim’s Pride Chicken processing plant in Sumter, South Carolina.

5.  Outstanding Balance.  The Borrowers acknowledge that the aggregate amount of all Obligations due and owing under the Credit Agreement and other Loan Documents, including the Additional Advance, as of the date of this Amendment, is $3,000,000 (the “Outstanding Balance”).  The Outstanding Balance shall be deemed and is agreed upon as the aggregate amount of all Obligations due and owing under the Credit Agreement and all other Loan Documents as of the date hereof, and shall be deemed and is agreed upon as the outstanding principal balance of the Amended and Restated Note.  The entire Outstanding Balance shall be and remain secured by the Security Agreement, Validity Guaranty, UCC-1’s, the Assignment of Purchase Agreement, and all other Loan Documents, as applicable, and which  Outstanding  Balance  shall  be  due  and  payable  in  accordance  with  the  terms  of  the  Credit Agreement, as amended hereby, the Amended and Restated Note, and all other Loan Documents, and the Borrowers acknowledge and agree that the Outstanding Balance shall accrue interest and otherwise shall be payable in accordance with the terms of the Amended and Restated Note.

6.  Amendments to Credit Agreement.  Notwithstanding anything contained in the Credit Agreement or any other Loan Documents to the contrary, all payment terms under the Credit Agreement specifically relating to the use of the Lock Box Account as a mechanism for collecting payments under the Credit Agreement are hereby terminated, it being acknowledged and agreed by Borrowers and Lender that payments shall, from and after the date hereof, be made through the means outlined in the Amended and Restated Note.

7.  Advisory Fees.   The Borrowers hereby acknowledge that they have obligations to the Lender for advisory services provided by the Lender to the Borrowers prior to the date hereof in the amount of $300,000.00 (the “Advisory Fee”).  In this regard, the Borrowers shall redeem the Advisory Fee obligations in three (3) equal installments, each in the amount of $100,000, each of such redemption installments to be paid by Borrowers in Dollars by wire transfer to an account designated by Lender, the first installment due on August 24, 2015, the second installment due on November 24, 2015, and the third installment due on February 24, 2016, without further claim, notice or demand from the Lender.  The obligation to redeem the Advisory Fee obligations contemplated by this Section 7 shall be an Obligation hereunder, secured by all Loan Documents, and failure by the Borrowers to timely make any of such redemption payments when due as hereby provided shall be an immediate Event of Default hereunder and under the other Loan Documents.   The Advisory Fees contemplated by this Section 7 have been fully earned by Lender prior to the date hereof.  The Borrowers agree and acknowledge that notwithstanding the termination of the Credit Agreement, or the payment in full of all of the Revolving Loans or other obligations thereunder or under any other Loan Documents, the Borrowers’ obligations and liability under the Credit Agreement and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall remain valid and effective and shall not be released or terminated, until the Borrowers have fully redeemed all Advisory Fee obligations in accordance with the terms hereof, together with all other Obligations.   All of the Borrowers’ obligations under Section 7 shall survive termination of the Credit Agreement.

8.  Amended and Restated Note.  Subject to the terms and conditions of this Amendment, the Borrowers shall and do hereby agree to issue to the Lender, simultaneously with the execution of this Amendment, the Amended and Restated Note.  The Amended and Restated Note is being executed and delivered simultaneously herewith in substitution for and to supersede the Existing Revolving Note in its entirety.   It is the intention of the Borrowers and Lender that while the Amended and Restated Note replaces and supersedes the Existing Revolving Note, in its entirety, it is not in payment or satisfaction of the Existing Revolving Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.  Nothing contained in this Amendment or in the Amended and Restated Note shall be deemed to extinguish the indebtedness and obligations evidenced by the Existing Revolving Note or constitute a novation of the indebtedness evidenced by the Existing Revolving Note.

9.  Representations and Warranties.  Each of the Borrowers (including Maili and Sumter as Borrowers) hereby confirms and affirms that all representations and warranties made by the Borrowers under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete as of the date such representations and warranties were originally made under the Credit Agreement, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, each of the Borrowers does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by each of the Borrowers, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made), except that the representation made by Borrowers under Section 7.10 of the Credit Agreement shall be hereby re-made with respect to SEC Documents, as such term is amended hereby.  In addition, Borrowers hereby confirm that Blue Earth Energy Management Services, Inc., a Nevada corporation, Blue Earth Energy Partners, LLC, a Nevada limited liability company, and HVAC Controls & Specialties, Inc., an Idaho corporation, all entities that were, prior to the date hereof, Borrowers under the Credit Agreement and other Loan Documents, are all now either dissolved entities or entities that were sold or transferred, such that such entities are no longer Subsidiaries of the Issuing Borrower, or if not sold or transferred, that have no assets, property or any operations of any nature or kind as of the date hereof.

10.  Affirmation.   The Borrowers hereby affirm all of their respective Obligations to the Lender under all of the Loan Documents and agree and affirm as follows: (i) that as of the date hereof, the Borrowers have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Borrowers; (ii) that the Borrowers shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.  Lender hereby agrees that except for the Collateral described on  Exhibit B-1, the Unsecured Subsidiaries shall be entitled to encumber any of their respective assets at any time following the date hereof.

11.  Ratification.   The Borrowers hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Borrowers are valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms; (ii) the Amended and Restated Note, and all other Obligations of the Borrowers under the Amended and Restated Note, the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreement (as hereby amended), Validity Guaranty, the UCC-1’s, as well as the “Assignment of Purchase Agreement” (as hereinafter defined); (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrowers, to or against the enforcement of any of the Loan Documents, and to the extent any of the Borrowers have any defenses, setoffs, counterclaims, cross-actions or equities against Lender and/or against the enforceability of any of the Loan Documents, the Borrowers acknowledge and agree that same are  hereby  fully  and  unconditionally  waived  by  the  Borrowers;  and  (iv)  no  oral  representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

12.  Additional Confirmations.   The Borrowers hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Security Agreement, as hereby amended), are and remain valid, perfected, first-priority security interests in such Collateral, and the Borrowers have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

13.  Lender’s Conduct.  As  of  the  date  of  this  Amendment,  the  Borrowers   hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

14.  Redefined Terms.  The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment and all other documents or instruments executed in connection with this Amendment, including the “Assignment of Purchase Agreement” to be executed in connection with this Amendment and the Pledge Agreement. The term “SEC Documents,” as defined in the Credit Agreement, shall be deemed to refer to and include all filings made by the Borrowers with or under the Exchange Act, the Principal Trading Market, or any other Governmental Authority between the date of the First Amendment to Credit Agreement and the date of this Amendment.

15.  Representations and Warranties of the  Borrowers.   The Borrowers hereby make the following representations and warranties to the Lender:

(a)   Authority  and  Approval  of  Agreement;  Binding  Effect.    The  execution  and delivery by the Borrowers of this Amendment, and all other documents executed and delivered in connection herewith, and the performance by Borrowers of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrowers and their board of directors, members, managers, or other Persons, as applicable, pursuant to all applicable laws and no other corporate action or consents on the part of the Borrowers, their board of directors, stockholders, members, managers, or any other Person is necessary or required by the Borrowers to execute this Amendment, and the documents executed and delivered in connection herewith, to consummate the transactions contemplated herein and therein, or perform all of the Borrowers’ respective Obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith, have been duly and validly executed by the Borrowers (and the officer or other Person executing this Amendment and all such other documents for each of the Borrowers is duly authorized to act and execute same on behalf of the Borrowers) and constitute the valid and legally binding agreements of the Borrowers, enforceable against the Borrowers in accordance with their respective  terms,  except  as  such  enforceability  may  be  limited  by  general  principles  of  equity  or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

16.  Indemnification.  Each of the Borrowers, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, and each of them, and their respective successors and assigns, harmless from and  against  any and  all  liabilities,  obligations,  losses,  damages,  penalties,  actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature  payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment or the Amended and Restated Note, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of this Amendment or the  Amended  and  Restated  Note  or  the  other  Loan  Documents.    The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

17.  Release.  As a material inducement for Lender to enter into this Amendment, each of the Borrowers does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature whatsoever in law or in equity which any Borrower ever had, now has, or which any successor or assign of any Borrower hereafter can, shall or may have against any of the Lender Indemnitees, for, upon or by reason of any matter, cause or thing whatsoever related to the Credit Agreement, this Amendment or any other Loan Documents, through the date hereof.  The Borrowers further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Credit Agreement. In addition to, and without limiting the generality of foregoing, the Borrowers further covenant with and warrant unto the Lender and each of the other Lender Indemnitees, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other claims against Lender or any other Lender Indemnitee, or the obligation of the Borrowers to comply with the terms and provisions of the Credit Agreement, this Amendment and all other Loan Documents.  The foregoing release shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

18.  Effect on Agreement and Loan Documents.   Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

19.  Waiver.  This Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Borrowers under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

20.  Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

21.  Fees and Expenses.

(a)        Document Review and Legal Fees.  The Borrowers agree to pay to the Lender or its counsel a legal fee equal to Ten Thousand and No/100 Dollars ($10,000.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, together with costs of $850.00 associated with this transaction, all of which shall be due and payable by the Borrowers  upon  execution  of  this  Amendment  and  withheld  from  the  proceeds  of  the  Additional Advance.

(b)        Transaction Fees.  The Borrowers agree to pay to Lender a transaction advisory fee equal to two percent (2%) of the amount of the Additional Advance made hereby, which fee shall be due and payable by the Borrowers upon execution of this Amendment and withheld from the proceeds of the Additional Advance.

22.  Additional Agreements.

(a)        Addition of Collateral.  Borrowers and Lender agree that, effective as of the date of this Amendment, the Solar Facility project described in, and which is the subject of, the Purchase Agreement, and all Receipts associated therewith, and all other Collateral of Maili (as defined in  Exhibit B-1 hereto), plus the CHP Plant, and all Receipts associated therewith, and all other Collateral of Sumter (as defined in Exhibit B-1 hereto), shall be and are deemed to be Included Projects under the Credit Agreement, and part of the Collateral for all Obligations.  In this regard, promptly after the full execution of this Amendment by Borrowers and Lender, the Lender shall have the right to file a UCC-3 Amendment form for each of the UCC-1’s to reflect the foregoing change in Collateral (or, if applicable or as Lender may elect, new UCC-1’s to reflect the foregoing additional Collateral).

(b)       Extension of Maturity Date.   The Borrowers and Lender hereby agree and acknowledge that the Revolving Loan Maturity Date has been extended to the earlier of: (i) July 1, 2016; (ii) upon prepayment of all outstanding Obligations; or (iii) the occurrence of an Event of Default and acceleration of all Obligations pursuant to the Credit Agreement and other Loan Documents, unless the date in  clause  (i) shall  be  extended by Lender  pursuant  to  any modification,  extension  or renewal executed by Borrowers and accepted by Lender in its sole and absolute discretion.

(c)        Additional Security.  To secure the payment and performance by Borrowers of the Obligations under the Credit Agreement and all other Loan Documents, the Issuing Borrower shall grant, under and pursuant to the “Pledge Agreement” executed by the Issuing Borrower dated as of the date hereof, to Lender, its successors and assigns, a continuing, first-priority security interest in, and assignment, transference, mortgage, conveyance, pledge, hypothecation and set over to Lender, its successors  and  assigns,  all  of  the  Issuing  Borrower’s  right,  title  and  interest  in  and  to  all  of  the membership interests, as applicable, of each of Maili and Sumter.  At any time upon Lender’s request, the Issuing Borrower shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender  in  and  to  the  membership  interests  of  Maili  and  Sumter  granted  hereunder,  including  any additional pledge agreements and financing statements.  The Pledge Agreement executed by the Issuing Borrower shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Document and upon Lender’s express written acknowledgement of such full payment and performance being received by the Borrower.

(d)        Issuance  of  Preferred  Stock.    To  secure  the  payment  and  performance  by Borrowers of the Obligations under the Credit Agreement and all other Loan Documents, the Issuing Borrower shall issue 400,000 shares of its Series D Convertible Preferred Stock (the “Series D Stock”), which Series D Stock shall be issued by the Issuing Borrower upon the execution by Borrowers of this Amendment in accordance with the terms of the subscription agreement executed by Lender as of the date hereof, and which Series D Stock shall be subject to the terms and provisions of the Certificate of Designation of the Rights, Preferences, Privileges, and Restrictions for such Series D Stock dated as of February 24, 2015 (the “Certificate of Designations”), and that certain Lock Up/Leak Out Agreement between Lender and the Issuing Borrower entered as of the date hereof (the “Lock Up Agreement”). The Certificate of Designations shall not be modified or amended in any respect without first obtaining Lender’s written consent, which consent may be given, withheld, or conditioned by Lender in its sole and absolute discretion.

(e)        Payment Directions.  The Borrowers and Lender agree that, in connection with the Additional Advance, Sun Financial is executing an instrument pursuant to which Sun Financial agrees that all sums due and owing to Issuing Borrower under the Purchase Agreement are to be remitted to the trust account of David Kahan, P.A. (“DKPA”), counsel for Lender.  In this regard, DKPA joins in this Amendment for the purpose of acknowledging that, upon receipt of any such funds from Sun Financial, DKPA shall first disburse One Million ($1,000,000) of such sums to Lender, to be applied by Lender to the Obligations then outstanding, and thereafter, any remaining funds held by DKPA from the sums received from Sun Financial under the Purchase Agreement shall be remitted to Issuing Borrower.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWERS:

BLUE EARTH, INC., a Nevada corporation By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: CEO	BLUE EARTH TECH, INC., a Nevada corporation By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President

BLUE EARTH GENERATOR, INC., a Nevada corporation (f/k/a Blue Earth Energy Management, Inc.) By: /s/ John Brogan Name: John Brogan Title: President	BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (f/k/a Castrovilla, Inc.) By: /s/ John Pink Name: John Pink Title: President

BLUE EARTH FINANCE, INC., a Nevada corporation By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President	BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation By: /s/ Ruben Fontes Name: Ruben Fontes Title: President

ECOLEGACY GAS & POWER, LLC, a California limited liability company By: /s/ Ruben Fontes Name: Ruben Fontes Title: President	BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (f/k/a Intelligent Power, Inc.) By: /s/ Pete Johnson Name: Pete Johnson Title: President

BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (f/k/a Millennium Power Solutions, LLC) By: /s/ Ruben Fontes Name: Ruben Fontes Title: President	SUMTER HEAT & POWER, LLC , a Nevada limited liability company By: /s/ Robert Potts Name: Robert Potts Title: President

BLUE EARTH CHP, INC., a Utah corporation (f/k/a IPS Power Engineering, Inc.) By: /s/ Robert Potts Name: Robert Potts Title: President	MAILI PV 01, LLC, a Hawaii limited liability company By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.
Its: General Partner

By:  /s/ Robert Press
     Robert Press, Director

David Kahan, P.A. joins in this Amendment solely for purposes of agreeing to the provisions in Section 22(d) above.

DAVID KAHAN, P.A.

By:  /s/ David Kahan
      David Kahan, President

EXHIBIT B-1

COLLATERAL

The term “Collateral” as used and defined in the Credit Agreement and the Security Agreement, shall from and after the date of this Amendment, be revised to mean the following (all capitalized words and phrases used herein and not otherwise specifically defined herein or in the Credit Agreement shall have the respective meanings assigned to such terms in the UCC, as defined in the Credit Agreement):

1.  The Series D Stock issued pursuant to this Amendment; and

2. The following with respect to Maili and Sumter (Maili and Sumter being collectively referred to as Debtor for the purposes of the definition of Collateral herein):

(a)  all property of, or for the account of, Debtor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)  the additional property of Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions,  betterments  and  replacements  therefor,  products  and  Proceeds  therefrom,  and  all  of Debtor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)  All Accounts and all goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Debtor, or rejected or refused by a customer;

(ii)  All Inventory, including raw materials, work-in-process and finished goods;

(iii)  All goods (other  than  Inventory),  including  embedded  software,  Equipment, vehicles, furniture and Fixtures;

(iv)  All Software and computer programs;

(v)  All Securities, Investment Property, Financial Assets and Deposit Accounts, and all funds at any time deposited therewith;

(vi) All As-Extracted Collateral, Commodity Accounts, Commodity Contracts, and Farm Products;

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(vii)

All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit  Rights,  all  proceeds  of  letters  of  credit,  Health-Care-Insurance  Receivables,  Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

(viii)

All real estate property owned by Debtor and the interest of Debtor in fixtures related to such real property;

(ix)

All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to  the  foregoing  property,  including  unearned  premiums,  and  of  eminent  domain  or  condemnation awards; and

(x)

The following (the “Included Projects”):

(I)           All assets and property of any nature or kind, whether now owned or hereafter acquired, of Maili, including the Solar Facility that is being developed and constructed by Maili, all assets or property to construct same, the revenues to be generated therefrom, and the rights of Maili under the Purchase Agreement; and

(II)       All assets and property of any nature or kind, whether now owned or hereafter acquired, of Sumter, including the CHP Plant, all assets or property to construct and operate same, and the revenues generated therefrom.

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EXHIBIT B-2

EXCLUDED PROJECTS

The parties hereby agree that the term “Excluded Projects” shall mean:

All CHP or solar projects of the Unsecured Subsidiaries, and all assets, equipment, and work product associated therewith, other than the Collateral as defined in Exhibit B-1 above.

Exhibit B-1 and Exhibit B-2 hereby replace in all respects the Exhibit B previously attached to the Credit Agreement dated as of January 31, 2013 and made effective as of February 22, 2013.

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